SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GEN CIGAR HLDG INC A

          GAMCO INVESTORS, INC.
                                 2/18/00           50,000            14.7494
                                 2/17/00           10,000            14.7388
                                 2/17/00           45,000            14.7500
                                 2/17/00           53,000            14.7500
                                 2/16/00            7,000            14.6875
          GABELLI FUNDS, LLC.
               THE GABELLI VALUE FUND,INC.
                                 2/16/00           30,000            14.6750























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.